UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant: ☒
Filed by a Party other than the Registrant: ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

EAST COAST DIVERSIFIED CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    $1,051,471.00 (value of liabilities forgiven in consideration for sale of assets)
4) Proposed maximum aggregate value of transaction: $1,051,471
5) Total fee paid: $30.70

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

EAST COAST DIVERSIFIED CORP.

1475 West Cypress Road, Suite 202 l • FT. Lauderdale, FL 33309

March __, 2008

Dear Stockholder:

     On behalf of the board of directors (the “Board of Directors”) of East Coast Diversified Corporation (“ECDV”), I cordially invite you to a Special Meeting of the stockholders of ECDV (the “Special Meeting”) which will be held on ___, ___, 2008 at 4:00 p.m. at ___________________________. I hope that you will be able to attend in person. Following the formal business of the Special Meeting, management will be available to respond to your questions.

     At the Special Meeting, stockholders will be asked to consider and vote upon the following matters:
(1)	The sale of Miami Renaissance Group, Inc. (“MRG”), a wholly-owned subsidiary of ECDV, which represents substantially all of the assets of ECDV, to MRG Acquisition Corp. (“MRGA”) pursuant to a Stock Sale Agreement as described in the accompanying proxy materials;
(2)	Such other matters as properly be presented at the Special Meeting or any adjournment or postponement thereof.

     The Board of Directors has approved and recommends that the stockholders vote FOR each of the matters described in proposal 1 above.

     At the Special Meeting, each holder of record of shares of ECDV common stock, par value $0.001 per share (“Common Stock”) will be entitled to one vote per share of Common Stock and each holder of record of shares of series A convertible preferred stock, par value $0.001 per shares (“Preferred Stock”) as of February 22, 2008, the record date for the meeting (the “Record Date”), will be entitled to one hundred votes per share of Preferred Stock on each matter properly brought before the Special Meeting.

     Information regarding the proposed sale of assets of ECDV and other important information is set forth in the accompanying Notice and Proxy Statement and should be considered carefully by stockholders.

     I hope that you will attend the Special Meeting. Whether or not you plan to attend the Special Meeting, and regardless of the number of shares of stock you own, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card. The accompanying proxy statement is dated ____________, 2008 and is first being mailed to stockholders of ECDV on or about _________ ___, 2008.
Sincerely, EAST COAST DIVERSIFIED CORP. RICHARD J. MARGULIES Chairman of the Board

EAST COAST DIVERSIFIED CORP.

1475 West Cypress Road, Suite 202 l FT. Lauderdale, FL 33309

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     Notice is hereby given that East Coast Diversified Corp. (“ECDV”) will hold a Special Meeting of Stockholders (“Special Meeting”) on ___, ___, 2008 at 4:00 p.m. at the ______________________________________for the following purposes:
1.	To approve of the sale of Miami Renaissance Group, Inc., a wholly owned subsidiary of ECDV, which represents substantially all of the assets of ECDV, to MRG Acquisition Corp. pursuant to a Stock Sale Agreement as described in the accompanying proxy materials;
2.	Such other matters as properly be presented at the Special Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed February 22, 2008 as the record date (“Record Date”) for the determination of the common and preferred stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting.

     At the Special Meeting, each holder of record of Common Stock will be entitled to one vote per share of Common Stock and each holder of record of shares of Preferred Stock as of the Record Date, February 22, 2008, will be entitled to one hundred votes per share of Preferred Stock on each matter properly brought before the Special Meeting.

     Your attention is directed to the accompanying Proxy Statement. Stockholders who do not expect to attend the Special Meeting in person are requested to date, sign and mail the enclosed proxy as promptly as possible in the enclosed envelope.

     The accompanying proxy statement is dated _________ ___, 2008 and is first being mailed to stockholders of ECDV on or about _________ ___, 2008.
DATED:____________ ______, 2008	BY ORDER OF THE BOARD OF DIRECTORS
Richard J. Margulies
Chairman of the Board

   THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS DESCRIBED IN THIS NOTICE.

     IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING.

SUMMARY TERM SHEET - PROPOSAL NO. 1

     The following summary briefly describes the material terms of the proposed sale of Miami Renaissance Group, Inc., a wholly-owned subsidiary, representing substantially all of the assets of East Coast Diversified Corp. (“ECDV” or “we,” “our” or similar words) and its wholly-owned subsidiary, Miami Renaissance Group, Inc. (“MRG”). While this summary describes the material terms that you should consider when evaluating the asset sale, the proxy statement contains a more detailed description of these terms. A copy of the Stock Sale Agreement (as defined below) is attached hereto as Annex A and we encourage you to read it and the proxy statement carefully before voting your shares of ECDV’s Common Stock and Preferred Stock. We have included section and page references to the proxy statement to direct you to a more complete description of the topics described in this summary.

• ECDV is a Nevada corporation and through its wholly-owned subsidiary, Miami Renaissance Group, Inc., is a development stage company and was formed to design, develop, construct and operate an entertainment facility in Miami, Florida.

• Miami Renaissance Group, Inc. was formed as a Florida corporation in February 2004.

• MRG Acquisition Corp. (“MRGA”) is a Delaware corporation and was formed for the purpose of acquiring MRG pursuant to the Stock Sale Agreement.

• Certain Affiliated Persons are the principal stockholders of MRGA, Aaron M. Goldstein, Richard J. Margulies and Frank Rovito, and James Goldstein, the father of Aaron Goldstein, as principal of Brickell North Investments, Inc., landlord of the MRG facility and individually.

• Stock Sale Agreement– ECDV, MRG and MRGA have entered into a Stock Sale Agreement, dated as of February 20, 2008 (“Stock Sale Agreement”), pursuant to which ECDV will sell and MRGA will acquire 100% of the capital stock of MRG (“MRG Shares”) , representing substantially all of the assets of ECDV, in consideration for the forgiveness of liabilities in the amount of $1,051,471 owed by ECDV to Certain Affiliated Persons. See “Proposal No. 1 - Approval of Sale of MRG Representing Substantially all of ECDV Assets.” commencing on page __.

• Reasons for the Sale of Substantially all of ECDV Assets - The ECDV Board of Directors considered a number of factors in deciding to sell its wholly-owned subsidiary, MRG. Those reasons included, among others: the forgiveness of ECDV debt in the amount of,$1,051,471 by Certain Affiliated Persons; the poor business outlook for MRG’s entertainment facility because of ECDV’s inability of raising sufficient capital from the public market; the current and future competitive environment for MRG’s entertainment facility in Miami, Florida and the entertainment and real estate industries in Miami and Florida in general; the weak financial viability of MRG; the lack of full-time management and the deteriorating public market to raise necessary capital to further develop MRG’s business and fulfill its plan of operations. See “Sale of the MRG — Recommendation of the Board of Directors and Reasons for the Sale of MRG” commencing on page __.

• Recommendation of the Board of Directors of ECDV - The Board of Directors of ECDV has unanimously deemed the sale of the MRG Shares, representing substantially all of ECDV assets, to be in the best interests of ECDV. Our Board of Directors has unanimously approved and recommends that stockholders vote “FOR” the Stock Sale Agreement to sell the MRG Shares, which includes the transfer of MRG’s leasehold improvements on the Miami entertainment facility in the amount of $430,373 and the Florida liquor license in the amount of $93,464, in consideration for the forgiveness of $1,051,471 in debt pursuant to a Stock Sale Agreement. See “Sale of the MRG - Representing Substantially all of ECDV Assets - Recommendation of the Board of Directors and Reasons for the Sale of the MRG” on page __.

• Appraisal Rights - The stockholders of ECDV will not have any appraisal rights in connection with the sale of the MRG Shares owned by ECDV.

• Required Vote - For us to complete the sale of the MRG Shares, stockholders holding at least a majority of the shares of ECDV’s Common Stock and Preferred Stock issued and outstanding at the close of business on the Record Date, February 22, 2008 must vote “FOR” the transactions as provided in the Stock Sale Agreement. See “Voting Rights and Solicitations of Proxies - Vote Required” commencing on page _.

• Conditions to the Completion of the Sale of the MRG Shares - The obligations of MRGA to buy the MRG Shares and the transactions as provided in the Stock Sale Agreement is subject to various conditions, including approval of the sale by the stockholders of ECDV and obtaining the consent of the parties to the various agreements to be assigned to MRGA in connection with MRGA’s acquisition of the MRG Shares, which will include the transfer of all leasehold improvements and the Florida liquor license which represents substantially all of ECDV assets. See “Approval of the Sale of MRG representing Substantially all of ECDV Assets - Conditions to Closing” commencing on page __.

• Termination of Agreement - The Stock Sale Agreement and the sale of MRG asset may be terminated under certain circumstances, including the failure of the transaction to close by June 30, 2008. See “Approval of Sale of the MRG Asset of ECDV - Termination of Agreement” commencing on page __.

• Material Federal Tax Consequences - The sale of the MRG Shares to MRGA likely will not result in any federal corporate income tax liability (including any alternative minimum tax liability) because we anticipate not to record any taxable gain from the sale of the MRG Shares to MRGA. After the sale of the MRG Shares to MRGA, ECDV will continue to be subject to federal income taxation on taxable income, if any. See “Sale of MRG representing Substantially all of ECDV Assets - Material Federal Income Tax Consequences” commencing on page __.

• Special Meeting - The Special Meeting of stockholders of ECDV will be held on ___, ___, 2008 at 4:00 p.m. at ________________ ____________________________________________________ or at any adjournment or postponement of the Special Meeting. The Special Meeting will be held to consider and such other business as may properly come before the meeting.

EAST COAST DIVERSIFIED CORP.
1475 West Cypress Road, Suite 202 l  • FT. LAUDERDALE, FL 33309

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

To be held on ___________ __, 2008

     The enclosed proxy is being solicited by the Board of Directors of East Coast Diversified Corp. (“ECDV”, “we”, “us”, “our”, or similar words in this proxy statement) for use at the Special Meeting of Stockholders of ECDV (“Special Meeting”) to be held on_________ ___, 2008 at 4:00 p.m. at __________________________________________________________________, and at any adjournments or postponements of the Special Meeting. This proxy statement and accompanying proxy will be mailed beginning on or about _________ ___, 2008, to give holders of record of ECDV’s common stock on February 22, 2008, the record date (“Record Date”), an opportunity to vote at the Special Meeting.

     The purpose of the meeting will be to vote on each of the following matters:

1.	To approve the sale of Miami Renaissance Group, Inc., a wholly-owned subsidiary of ECDV, which represents substantially all of the assets of ECDV, to MRG Acquisition Corp. pursuant to a Stock Sale Agreement as described in the accompanying proxy materials;
2.	Such other matters as properly be presented at the Special Meeting or any adjournment or postponement thereof.

VOTING RIGHTS AND SOLICITATION OF PROXIES

     ECDV’s Common Stock and Preferred Stock are the only securities entitled to vote at the Special Meeting. On February 22, 2008, the Record Date for determination of stockholders entitled to vote at the Special Meeting, there were 8,816,216 shares of Common Stock outstanding and 167,650 shares of Preferred Stock issued and outstanding. Each stockholder of record of Common Stock as of the Record Date is entitled to one vote for each share of Common Stock held by such stockholder on such date and each stockholder of record of Preferred Stock as of the Record Date is entitled to one hundred votes for each share of Preferred Stock on such date. All common stockholders and all preferred stockholders vote together on a single class on all matters submitted to a vote of the Company's common stockholders. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, withheld votes, abstentions and broker non-votes.

      Quorum Required

     Nevada law and our charter documents provide that the holders of a majority of ECDV’s Common Stock and Preferred Stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Abstentions, broker non-votes and votes withheld in a proxy otherwise signed and returned will be counted as present for the purpose of determining the presence of a quorum.

      Vote Required

     Proposal No. 1, the sale of Miami Renaissance Group, Inc. (“MRG”), a wholly-owned subsidiary of ECDV, which represents substantially all of the assets of ECDV, to MRG Acquisition Corp. (“MRGA”) pursuant to a Stock Sale Agreement, requires approval by holders of a majority of all Common Stock voting shares and Preferred Stock voting shares of ECDV voting together as a single class outstanding at the close of business on the Record Date for the Special Meeting. Abstentions and non-votes are not affirmative votes and, therefore, will have the same effect as a vote against Proposal No. 1. The following table shows how many Preferred Stock and Common Stock the Certain Affiliated Persons own:

Name and Address of Beneficial Owner	Beneficial Owner of Common Stock	Percent of Class (1)	Beneficial Owner of Preferred Stock (2)	Percent of Class
Richard Margulies, CEO, President and Director 2090 Oaktree Road, Suite 14 Edison, NJ 08820	1,550,000 shares	17.58%	78,700 sahres	46.94%
Frank Rovito, CFO and Director 2090 Oaktree Road, Suite 14 Edison, NJ 08820	620,000 shares	7.03%	3,050 shares	1.82%
Aaron Goldstein, Vice-President and Director 1475 West Cypress Road, Suite 202 Ft. Lauderdale, FL 33309	1,550,000 shares	17.58%	78,700 sahre	46.94%
Brickell North Investments, Inc. 1475 West Cypress Road, Suite 202 Ft. Lauderdale, FL 33309	0 shares	0.00%	0 shares	0.00%
James Goldstein, control person of Brickell North Investments, Inc. and father of Aaron Goldstein.	0 shares	0.00%	0 shares	0.00%
All officers and directors as a group (3 people)	3,720,000 shares	42.19%	160,450 shares	95.70%

(1) Based up 8,816,216 issued and outstanding shares of common stock.
(2) Based up 167,650 issued and outstanding Preferred Stock, which holders have 100 votes on all matters submitted to a vote of shareholders of common stock. The holders of the Preferred Stock have the right to convert each Preferred Stock into 100 shares of common stock of ECDV.

Total Voting Shares and Voting Power of Certain Affiliated Parties

Name and Address of Certain Affiliated Parties	Common Stock Voting Power	Preferred Stock Voting Power	Total Voting Power	Total Voting in % (1)
Richard Margulies, CEO, President and Director 2090 Oaktree Road, Suite 14 Edison, NJ 08820	1,550,000 votes	7,870,000 votes	9,420,000 votes	36.82%
Frank Rovito, CFO and Director 2090 Oaktree Road, Suite 14 Edison, NJ 08820	620,000 votes	305,000 votes	925,000 votes	3.62%
Aaron Goldstein, Vice-President and Director 1475 West Cypress Road, Suite 202 Ft. Lauderdale, FL 33309	1,550,000 votes	7,870,000 votes	9,420,000	36.82%
Brickell North Investments, Inc. 1475 West Cypress Road, Suite 202 Ft. Lauderdale, FL 33309	0 votes	0 votes	0 votes	0.00%
James Goldstein, control person of Brickell North Investments, Inc. and father of Aaron Goldstein.	0 votes	0 votes	0 votes	0.00%
All Certain Affiliated Parties as a group (5 persons)	3,720,000 votes	16,045,000 votes	19,765,000	77.26%

(1) Based on 25,581,216 voting shares consisting of 8,816,216 Common Stock votes and 16,765,000 votes underlying the 167,650 Preferred Stock. Shareholders of the Preferred Stock vote together with common stockholders on all matters submitted to a vote of the Company's common shareholders.

In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy, signing and dating the proxy and returning it in the accompanying envelope. If no directions are given and the signed proxy is returned, the proxy holders will vote the shares FOR the sale of the assets, and, at their discretion, on any other matters that may properly come before the Special Meeting.

      In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be included in the vote totals. A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf returns a signed proxy card voting on one or more matters but does not vote on a proposal because that nominee has not received your voting instructions and lacks discretionary power to vote the shares. Generally, brokers and other similar nominees have the discretion to vote for directors or other routine matters, unless you instruct otherwise. Broker non-votes will count for the purpose of determining whether a quorum is present. Broker non-votes will have the same effect as a vote AGAINST the proposal regarding the asset sale transaction.

     The failure by a stockholder to return a proxy and indicate the stockholder’s vote concerning the sale of MRG shall be treated as a vote against such matter, as shares cannot be counted as a FOR vote if a proxy is not returned.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE SALE OF THE ASSETS OF EAST COAST DIVERSIFIED CORP.

     A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A STOCKHOLDER) TO ATTEND AND ACT ON HIS BEHALF AT THE MEETING. SUCH PERSON NEED NOT BE DESIGNATED IN THE ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT, THE STOCKHOLDER MAY INSERT THE NAME OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKE OUT THE OTHER NAME OR MAY SUBMIT ANOTHER PROXY.

     THE SHARES REPRESENTED BY PROXIES IN FAVOR OF MANAGEMENT WILL BE VOTED ON ANY BALLOT (SUBJECT TO ANY RESTRICTIONS THEY MAY CONTAIN) IN FAVOR OF THE MATTERS DESCRIBED IN THE PROXY.

      Revocability of Proxies

     Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, you can deliver to the Secretary of ECDV a written notice bearing a date later than the proxy stating that you would like to revoke your proxy. You can also complete, execute and deliver to the Secretary of ECDV a new, later-dated proxy card for the same shares, provided the new proxy is received before voting has closed. Additionally, you can attend the Special Meeting and vote in person but please note that your attendance alone will not revoke your proxy. Any written notice of revocation or subsequent proxy should be delivered to East Coast Diversified Corp. at 1475 West Cypress Road, Suite 202, FT. Lauderdale, FL 33309 by the last business day preceding the date of the meeting, or any adjournments thereof, or to the chairman of the Special Meeting at or before the taking of the vote at the Special Meeting.

      Proxy Solicitation

     ECDV will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional material furnished to stockholders. Proxies may be solicited by directors or officers of ECDV personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians which hold shares of common stock of record for beneficial owners for forwarding to such beneficial owners. ECDV may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

QUESTIONS AND ANSWERS

     The following discussion is intended to address briefly some commonly asked questions regarding the Special Meeting and, in particular, the proposal to sell the MRG asset of ECDV. These questions and answers may not address all questions that may be important to you as a stockholder of ECDV. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annex to this proxy statement, and the documents referred to and incorporated by reference in this proxy statement.

     Q: What matters am I being asked to vote on at the Special Meeting?

     A: You are being asked to vote on the following proposals:
           To approve the sale of Miami Renaissance Group, Inc., a wholly-owned subsidiary of ECDV, which represents substantially all of the assets of ECDV, to MRG Acquisition Corp. pursuant to a Stock Sale Agreement.

     Finally, you may be asked to vote on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. If there are not sufficient votes at the time of the meeting to approve the asset sale, the Board of Directors may postpone the meeting to allow time to solicit additional proxies.

     Q: How does ECDV’s Board of Directors recommend that you vote on the proposal?

     A: Our Board of Directors recommends that you vote:

          “FOR” the proposal to approve the sale of Miami Renaissance Group, Inc., a wholly-owned subsidiary of ECDV, which represents substantially all of the assets of ECDV, to MRG Acquisition Corp. pursuant to a Stock Sale Agreement;

     Q: What is the proposed stock sale transaction?

     A: ECDV is proposing to sell MRG, ECDV’s wholly-owned subsidiary, to MRGA, in consideration of the forgiveness of debt by Certain Affiliated Persons in the amount of $1,051,471 pursuant to a Stock Sale Agreement, a copy of which is attached to this proxy statement as Annex A. The table below presents the debt forgiven by the Certain Affiliated Persons.

Name	Relation to ECDV	Amount of debt owed before proposed transaction	Debt forgiven	Amount of debt owed after proposed transaction
Aaron M. Goldstein	Vice-President, Director	$589,847	$521,614	$68,233
Richard J. Margulies	CEO, President and Director	$84,073	$75,568	$8,505
Frank Rovito	CFO and Director	$45,692	$45,692	0
Brickell North Investments, Inc.	Landlord, controlled by James Goldstein, father of Aaron M. Goldstein	$327,774	$327,774	0
James Goldstein	Control person of Brickell North Investment, Inc.	$80,823	$80,823	0
Total		$1,128,209	$1,051,471	$76,738

     See also table under subheading "Vote Required" above.

Q: If, after the sale of MRG, there are assets available for distribution, when would such distribution take place?

     A: The Stock Sale Agreement contains certain representations and warranties made by ECDV and MRG to MRGA which will survive for a period of six months following the closing of the asset sale transaction and certain covenants that will last for 275 days following the closing of the asset sale transaction. The Stock Sale Agreement requires indemnification by ECDV and MRGA and Certain Affiliated Persons for the breach of these representations and the covenants thereunder and certain other matters as provided in the Stock Sale Agreement. However, ECDV does not believe that it will have available funds to be distributed to stockholders.

Q: Am I entitled to appraisal rights?

     A: No. The Nevada Revised Statutes dos not provide for appraisal rights in asset sales transactions unless a corporation’s certificate of incorporation expressly provides for those rights. Our certificate of incorporation does not provide for appraisal rights under these circumstances.

     Q: What factors did our Board of Directors consider in making its recommendation regarding the asset sale transaction proposal?

     A: In making its recommendation, our Board of Directors took into account, among other things: the forgiveness of ECDV debt in the amount of $1,051,471 by Certain Affiliated Persons; the poor business outlook for MRG’s entertainment facility because of ECDV’s inability of raising sufficient capital from the public market; the current and future competitive environment for MRG’s entertainment facility in Miami, Florida and the entertainment and real estate industries in Miami and Florida in general; the weak financial viability of MRG; the lack of full-time management and the deteriorating public market to raise necessary capital to further develop MRG’s business and fulfill its plan of operations.

     Q: What vote of stockholders is required for each proposal at the Special Meeting?

     A: The proposal regarding the sale of MRG requires the affirmative vote of stockholders holding at least a majority of the shares of our Common Stock and Preferred Stock issued and outstanding at the close of business on the Record Date. See “Voting Rights and Solicitation of Proxies — Required Vote.”

     Q: Who is entitled to vote at the Special Meeting?

     A: Only stockholders of record as of the close of business on February 22, 2008, the Record Date for the Special Meeting, are entitled to receive notice of the meeting and to vote the shares of our Common Stock and Preferred Stock that they held at that time at the meeting, or at any adjournments or postponements of the meeting. On the record date, approximately 8,816,216 shares of our Common Stock and 167,650 shares of our Preferred Stock were outstanding and entitled to vote. You may vote all shares you owned as of the record date. You are entitled to one vote per share of Common Stock and 100 votes per share of Preferred Stock.

     Q: How do I cast a vote?

     A: If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the Special Meeting. Proxies submitted by mail must be received prior to the opening of the polls. To vote by mail, mark, sign and date the proxy card and return it in the postage-paid envelope provided.

     If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank, or by telephone through your broker or bank if such a service is provided. To vote by telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank.

     Q: May I vote in person?

     A: Yes. If your shares are not held in “street name” through a broker or bank you may attend the Special Meeting and vote your shares in person at the Special Meeting by giving us a signed proxy card or ballot before voting is closed, rather than signing and returning your proxy card via mail. If you choose to vote in person, please bring proof of identification with you to the Special Meeting. Even if you plan to attend the Special Meeting, we recommend that you vote your shares in advance as described above, so that your vote will be counted if you later decide not to attend. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the Special Meeting and vote. In order to do this, you should contact your broker or bank.

     Q: What happens if I do not return my proxy card or attend the Special Meeting and vote in person?

     A: Approval of the MRG share sale transaction requires the affirmative vote of the holders of a majority of the shares of our Common Stock and Preferred Stock outstanding at the close of business on the record date. Therefore, if you do not return your proxy card or attend the Special Meeting and vote in person, it will have the same effect as if you voted against adoption of each of the proposals. See “Voting Rights and Solicitation of Proxies — Votes Required” above for a description of the vote required for each proposal included in this proxy statement.

     Q: If my broker holds my shares in “street name,” will my broker vote my shares for me?

     A: Your broker will not be able to vote your shares without instructions from you. If you do not instruct your broker how to vote and you are in favor of the asset sale transaction, your broker cannot vote your shares and your votes will then be deemed a non-vote with the effect of a vote against the asset transaction. Thus, it is imperative that you vote your shares or instruct your broker how to vote your shares at the Special Meeting, especially if you are in favor of the asset sale transaction. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted on the proposal regarding the sale of the MRG assets, and has the same effect as if you voted against this proposal. See “Voting Rights and Solicitation of Proxies — Vote Required” above for a description of the effect of broker non-votes on the other proposals included in this proxy statement.

     Q: May I change my vote after I have mailed my signed proxy card?

     A: Yes. You may change your vote at any time before your proxy card is voted at the Special Meeting. You can do this in one of three ways:

     First, you can deliver to the Secretary of ECDV a written notice bearing a date later than the proxy stating that you would like to revoke your proxy.

     Second, you can complete, execute and deliver to the Secretary of ECDV a new, later-dated proxy card for the same shares, provided the new proxy is received before voting has closed.

     Third, you can attend the Special Meeting and vote in person. Your attendance alone will not revoke your proxy. Any written notice of revocation or subsequent proxy should be delivered to East Coast Diversified Corp. at 1475 West Cypress Road, Suite 202, FT. Lauderdale, FL 33309 by the last business day preceding the date of the meeting, or any adjournments thereof, or to the chairman of the meeting, our Chairman of the Board of Directors, at or before the taking of the vote at the Special Meeting.

     If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. Your last vote before voting is closed at the Special Meeting is the vote that will be counted.

     Q: What is a quorum?

     A: A quorum of the holders of the outstanding shares of our Common Stock and Preferred Stock must be present for the Special Meeting to be held. A quorum is present if the holders of a majority of the issued and outstanding shares of our Common Stock and Preferred Stock entitled to be voted at the Special Meeting are present at the Special Meeting, either in person or by proxy. Abstentions, broker non-votes, and votes withheld in a proxy otherwise signed and returned will be counted as present for the purpose of determining the presence of a quorum.

     Q: How are votes counted?

     A: For the proposal relating to the approval of the sale of the MRG asset, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you ABSTAIN, it has the same effect as if you voted against that proposal. Approval of the sale of the MRG asset of ECDV, requires the affirmative vote of holders of our Common Stock and Preferred Stock holding at least a majority of the shares of our Common and Preferred Stock issued and outstanding at the close of business on the record date.

     If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the sale of the MRG asset of ECDV, and in accordance with the recommendations of ECDV’s Board of Directors on any other matters properly brought before the Special Meeting for a vote.

     A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf returns a signed proxy card voting on one or more matters but does not vote on a proposal because such nominee has not received your voting instructions and lacks discretionary power to vote the shares. Generally, brokers and other similar nominees have the discretion to vote for directors or other routine matters, unless you instruct otherwise. Broker non-votes will count for the purpose of determining whether a quorum is present. Broker non-votes will have the same effect as a vote AGAINST the proposals regarding the asset sale transaction.

     Q: Who will bear the cost of this solicitation?

     A: ECDV shall bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional material furnished to stockholders. Proxies may be solicited by directors or officers of ECDV personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians which hold shares of common stock of record for beneficial owners for forwarding to such beneficial owners. ECDV may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

     Q: What do I need to do now?

     A: We urge you to read this proxy statement carefully and to consider how the sale by ECDV of the MRG Shares affects you. Then mark your proxy and mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Special Meeting of our stockholders.

     Q: Who can help answer my questions?

     A: If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposed sale of assets, including the procedures for voting your shares, you should contact:

Richard J. Margulies
East Coast Diversified Corp.
1475 West Cypress Road, Suite 202
Lauderdale, FL 33309
Phone: (732) 803-8000

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE SALE OF THE MRG ASSET, PASSED UPON THE MERITS OR FAIRNESS OF THE SALE OF THE MRG ASSET, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

     This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, reflecting management’s current expectations. Examples of such forward-looking statements include our expectations with respect to our future prospects and strategy. Although we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our financial goals or any transactions described herein will be realized. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Numerous factors may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of our company. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. We assume no obligation to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

SALE OF MRG – REPRESENTING SUBSTANTIALLY ALL OF THE ECDV ASSETS

      General

East Coast Diversified Corp. was incorporated under the laws of the State of Florida on May 27, 1994. In June 2003, the Company changed its name to East Coast Diversified Corp. and changed its domicile to Nevada. Our corporate office is located at 1475 West Cypress Road, Suite 202, Lauderdale, FL 33309

MRG was formed as a Florida corporation in February 2004. MRG is a development stage company and was formed to design, develop, construct and operate an entertainment facility in Miami, Florida, to include both indoor and outdoor covered/tented entertainment areas including a restaurant, bar and lounge area, nightclub, facility for live performances and special events. ECDV entered into a lease agreement with Brickell North Investments, Inc. ("Brickell"), an entity controlled by James Goldstein, the father of Aaron Goldstein, the Company's Vice President and a Director, for the purpose of developing MRG’s Miami entertainment facility, which includes approximately 30,000 square feet of improved property including two, two-story structures that are connected, one two-story structure that is free standing and a covered outdoor area that was planned to be utilized for providing aforementioned entertainment activities. The property also includes approximately 30,000 square feet of additional unimproved land that we planned to utilize for parking.

We have not yet generated any revenues. To date, our business activities have been limited to planning the operations of the entertainment facility including preparation of architectural plans for the renovation and design of the facility. Since ECDV acquired MRG in May 2006, because of our very limited ability to raise capital from unaffiliated third parties, ECDV has only invested minimal additional funds on the development of the entertainment facility.

      Background of the Sale of the MRG Shares

ECDV has been trying to raise the necessary funds in the public market to further fund its business plan since acquiring MRG in 2006. At the time of the acquisition, ECDV expected that MRG would generate revenues in 2007, which has not materialized and ECDV does not expect that MRG will generate revenues in the foreseeable future.

     In response to the deteriorating business prospects of MRG’s business and the expected difficulties in successfully competing in the Miami entertainment market, the Board of Directors in October 2007 decided to review certain strategic opportunities as they arise and to obtain additional information regarding such opportunities for consideration and evaluation by the Board of Directors. Through December 2007, the Board of Directors of ECDV decided that no such alternative opportunities were viable for development of MRG’s entertainment facility as a public company..

     On January 3, 2008, at a Board of Directors meeting, the Board of Directors of ECDV discussed ECDV’s current financial outlook. Management indicated to the Board of Directors that MRG would not be able to generate any revenues in the foreseeable future. At that time, based on management’s estimates, management believed ECDV would exhaust its available cash within the next quarterly period and that due to its illiquid stock would not be able to raise additional funds to further fund and develop the business of MRG. The Board of Directors also discussed various strategic options for MRG, including potential suitors, competition in its Miami market and other business matters.

At a meeting held on January 10, 2008, the Board of Directors of ECDV discussed a proposed term sheet for the sale of MRG and the termination of its efforts to develop the Miami entertainment facility.

Due to the lack of interest in its MRG business by third parties, Certain Affiliated Persons proposed a transaction in which MRG would be sold in consideration for the forgiveness of $1,051,471 of debt owed by ECDV to Certain Affiliated Persons pursuant to a Stock Sale Agreement with MRG Acquisition Corp., a company which was organized in February 2008, as a Delaware corporation for the purpose of acquiring MRG from ECDV. MRGA is controlled by Certain Affiliated Persons, including Aaron M. Goldstein, our Vice President and a Director, Richard J. Margulies, our President and a Director, and Frank Rovito, our CFO and a Director. ECDV is currently indebted to Certain Affiliated Persons, as well as James Goldstein, the control person of Brickell North, the landlord of the Miami property on which we intended to develop our Miami facilities.

During the period from January 10, 2008 through the first week of February 2008, ECDV and MRG Acquisition Corp., an entity controlled by Certain Affiliated Persons, negotiated the Stock Sale Agreement.

     On February 8, 2008, the Board of Directors of ECDV was presented with and carefully considered a draft of the Stock Sale Agreement. After due consideration of such draft, the Board of Directors of ECDV approved, by unanimous written consent dated February 8, 2008, a form of the Stock Sale Agreement.

     On February 11, 2008, the Board of Directors of MRGA was presented with and carefully considered a draft of the Stock Sale Agreement. After due consideration of such draft, the Board of Directors of MRGA approved, by a written consent of its board of director dated February 11, 2008, a form of the Stock Sale Agreement.

     On February 12, 2008, the Board of Directors of ECDV was presented with and carefully considered a draft of the Stock Sale Agreement substantially in the form attached hereto as Annex A and other ancillary documents proposed to be attached as exhibits and schedules to the Stock Sale Agreement. After due consideration of all of the foregoing, the Board of Directors of ECDV, by a unanimous written consent of its directors dated February 12, 2008, authorized the execution and delivery on behalf of ECDV of the Stock Sale Agreement providing for the sale of the MRG Shares to MRGA to be in the best interests of ECDV, and deemed the sale of MRG to be advisable and in the best interests of ECDV and its stockholders. The Board of Directors also recommended that the stockholders of ECDV vote in favor of the sale of MRG in a stock sale transaction. The Board of Directors called a meeting of the stockholders of ECDV to consider the proposed sale of MRG pursuant to the Stock Sale Agreement. On February 20, 2008, the parties executed and delivered the Stock Sale Agreement in the form attached hereto as Annex A.

Recommendation of our Board of Directors and Reasons for the Sale of MRG

     Our Board of Directors unanimously recommends that you vote “FOR” the sale by ECDV of the MRG Shares to MRGA. In approving the Stock Sale Agreement, our Board of Directors considered a number of factors, including the following:

•	the historical and anticipated continued inability of ECDV to remain liquid in the near term and to continue to fund the MRG operations and the development of the MRG entertainment project;
•	the business, competitive position, strategy and prospects of MRG, the fact that we have not been successful in designing, developing, constructing and operating an entertainment center in Miami, Florida. The fact, that management of ECDV does not believe it will be able to successfully compete in the Miami entertainment market;
•	the conclusion that continuing funding efforts for MRG as a going concern would not result in greater stockholder value;
•	the amount of debt forgiveness as consideration to be received by ECDV from Certain Affiliated Persons, which provides certainty and immediate value to ECDV and its stockholders; and
•	this is the only offer received by ECDV in its effort to sell MRG.

     Our Board of Directors also considered a variety of risks and other potentially negative factors applicable to the sale of the MRG asset, including the following:

•	the fact that, following sale of our MRG asset, we will be unable to operate as a going business and our stockholders will forego any future increase in our value that might result from our possible growth through MRG;
•	the risks and contingencies related to the announcement and pendency of the sale of MRG, including the impact of the sale on our customers and our relationships with other third parties, including the potential negative reaction of these parties to the fact that we would be selling our MRG assets, including our leasehold improvements and Florida liquor license, to MRGA;
•	the amount of debt forgiven by Certain Affiliated Persons as consideration to be received as condition to MRGA’s obligation to complete the asset sale transaction and the right of MRGA to terminate the Stock Sale Agreement under certain circumstances, including for breaches by us of our representations, warranties, covenants and agreements in the Stock Sale Agreement; and
•	the risk that the MRG sale might not receive necessary stockholder approval.

     Our Board of Directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our Board of Directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Effective Time of the Sale of MRG

     It is anticipated that, assuming approval of the stock sale transaction by the stockholders of ECDV, the transaction will close as soon thereafter as all conditions to closing have occurred. If the closing does not occur on or before June 30, 2008, the Stock Sale Agreement and the related transactions may be terminated provided the party electing to terminate is not in breach of any representation, warranty or covenant of that party under the Asset Sale Agreement.

Material Federal Income Tax Consequences

     The following discussion summarizes the material U.S. federal income tax consequences (i) to ECDV as a result of the sale of MRG to MRGA pursuant to the Stock Sale Agreement, and (ii) to the holders of ECDV’s Common and Preferred Stock who are United States holders (as hereafter defined) as a result of such sale. For these purposes, a “United States holder” is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, Internal Revenue Service rulings, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. No assurance can be given that the tax treatment described in this proxy statement will remain unchanged at the time of such distributions.

     This discussion is for general information only and may not address all tax considerations that may be significant to a holder of our Common and Preferred Stock. It does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of ECDV’s sale of MRG Shares to MRGA. Stockholders subject to special treatment under certain federal income tax laws, including dealers in securities or foreign currency, tax-exempt entities, non-U.S. stockholders, banks, thrifts, insurance companies, mutual funds, persons that hold shares of our stock as part of a “straddle,” a “hedge,” a “constructive sale” transaction or a “conversion transaction,” persons that have “functional currency” other than the U.S. dollar, investors in pass-through entities, stockholders subject to the alternative minimum tax, and persons who acquired their shares of our stock upon exercise of stock options or in other compensatory transactions may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences to stockholders who do not hold their shares of our stock as a capital asset. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences, including the application of any state, local or

     This discussion has no binding effect on the Internal Revenue Service or the courts and assumes that the sale of assets will be consummated in accordance with the Stock Sale Agreement. No ruling has been requested from the Internal Revenue Service, nor will we seek an opinion of counsel, with respect to the anticipated tax consequences of the sale of assets and the distribution, if any, of the net cash proceeds to the stockholders. If any of the anticipated tax consequences described herein prove to be incorrect, the result could be an increased tax liability at the corporate and/or stockholder level, thus reducing the benefits to us and our stockholders from the sale of assets.

      Tax Consequences to ECDV

      Tax consequences to ECDV of the sale of MRG to MRGA. We do not believe the sale of MRG will result in any federal corporate income tax liability (including any alternative minimum tax liability) because we anticipate that there will be no taxable gain reported from the sale of MRG to MRGA. However, the Internal Revenue Service may disagree with such determination. The Company will likely report an income from the forgiveness of debt by Certain Affiliated Persons in the period following the effectiveness of the MRG Assets sale.

      Tax consequences to ECDV after consummation of the sale of MRG. After the consummation of the sale of MRG to MRGA, ECDV will continue to be subject to federal income taxation on its taxable income, if any, such as interest income, gain from the sale of any remaining assets or income from the collection of accounts receivables not sold to MRGA. In addition, although we currently do not intend to make distributions of property to our stockholders, in the event we do make a distribution of property to our stockholders, ECDV may recognize gain upon such a distribution. In such case, ECDV will be treated as though it sold the distributed property to the distributee-stockholders for its fair market value on the date of the distribution. Management believes that ECDV has available a sufficient amount of its net operating loss carry-forward on a consolidated basis to offset any income or gain recognized by ECDV as a result of a distribution of property.

      Tax Consequences to our Stockholders

     ECDV does not expect any distribution of cash or property to its stockholders in connection with the Stock Sale Agreement between ECDV and MRGA. However, if there were any distribution, which are not anticipated, any amounts received by a stockholder as a result of one or more distributions from ECDV would be taxed as a dividend to the extent of the stockholder’s ratable share of ECDV’s current and accumulated earnings and profits determined on a consolidated basis. To date, ECDV has no accumulated earnings or profits on a consolidated basis.

      THE FOREGOING SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT A TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE SALE OF THE MRG ASSET, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND CHANGES IN APPLICABLE TAX LAWS.

MARKET PRICE AND DIVIDEND DATA

     Our Common Stock became subject to quotation on the NASDAQ OTCBB market on April 30, 2007 under the symbol “ECDV.OB”. The following table sets forth the high and low bid price of our common stock as reported on the OTC Bulletin Board for fiscal years 2005, 2006 and 2007. The quotations listed below reflect interim dealer prices without retail mark-up, mark-down or commission and may not represent actual transactions.

	Fiscal 2007		Fiscal 2006		Fiscal 2005
	High	Low	High	Low	High	Low
First Quarter ended July 31,	$0.001	$0.001	$0.001	$0.001	$0.001	$0.0001
Second Quarter ended October 31,	$0.10	$0.001	$0.05	$0.001	$0.01	$0.0001
Third Quarter ended January 31,	$0.10	$0.001	$0.15	$0.001	$0.01	$0.00
Fourth Quarter ended April 30,	$0.50	$0.10	$0.35	$0.10	$0.01	$0.00

     On February 22, 2008, the closing price reported by the OTC Bulletin Board was U.S. $0.01. Stockholders are urged to obtain current market prices for our Common Stock. Florida Atlantic Stock Transfer is our transfer agent and registrar. There were no sales of unregistered securities by ECDV during the fourth quarter of fiscal 2007 and first and second quarter of fiscal 2008. To our knowledge, there were approximately 223 holders of record of the stock of ECDV as of February 22, 2008. We have not paid any cash dividends on our common stock. ECDV did not repurchase any of its equity securities during the first and second quarter of fiscal year 2008.

PROPOSAL NO. 1
APPROVAL OF SALE OF MRG – REPRESENTING SUBSTANTIALLY ALL OF THE ECDV ASSETS

     The following sets forth a summary of the terms of the proposed sale by ECDV of the MRG Shares to MRGA. The following is qualified in its entirety by reference to the Stock Sale Agreement attached hereto as Annex A. All stockholders are urged to read the Stock Sale Agreement carefully.

      Parties to Agreement

     ECDV, MRG and MRGA, entered into a Stock Sale Agreement dated as of February 20, 2008.

      Assets to be Acquired; Liabilities Forgiven

     The Stock Sale Agreement provides that MRGA will acquire all of MRG’s capital stock and thereby acquire all right, title and interest in and to all property and assets, real, personal or mixed, tangible or intangible, of every kind and description, wherever located, used in the conduct of MRG’s business. Those assets principally include leasehold improvements and a Florida liquor license.

     Certain Affiliated Persons will forgive debt in the amount of $1,051,471 owed by ECDV to such affiliated parties in consideration for entering into the Stock Sale Agreement.

      Consideration

     At the closing of the Stock Sale Agreement, Certain Affiliated Persons will forgive $1,051,471 in debt owed by ECDV to them and MRGA will assume the liabilities and obligations of MRG as described above.

      Representations and Warranties

     ECDV made certain representations and warranties to MRGA regarding, among other things:

•	our respective corporate authority to execute and deliver the Stock Sale Agreement;
•	due execution and delivery of the Stock Sale Agreement;
•	enforceability of the Stock Sale Agreement (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought);
•	our respective corporate existence, organization and similar corporate matters;
•	our respective subsidiaries;
•	required consents, approvals, orders and authorizations of, and notices to, governmental authorities and third parties relating to, the Stock Sale Agreement and related matters;
•	documents that ECDV has filed with the Securities and Exchange Commission, the accuracy of certain specified financial statements and other information contained in documents ECDV filed with the Securities and Exchange Commission since November 1, 2007, and its compliance with the Sarbanes-Oxley Act of 2002 and other matters with respect to its internal controls and procedures;
•	absence of certain changes since October 31, 2007 to the value of the MRG assets being transferred;
•	absence of dividends, stock splits, combinations or reclassifications of capital stock, certain employee-related events, changes in financial or tax accounting methods, tax elections or any licensing or other agreement with regard to material intellectual property or rights thereto related to us since October 31, 2007;
•	any material adverse changes in MRG’s business relationship with certain of its customers;
•	the absence of pending and threatened litigation involving either ECDV or MRG;
•	our compliance with applicable laws, judgments, and permits;
•	accuracy of information supplied by us in connection with this proxy statement.
•	MRGA made certain representations and warranties in the Stock Sale Agreement relating to, among other things:
•	its corporate organization and similar corporate matters;
•	authorization, execution, delivery, performance, and enforceability of, and required consents, approvals, orders, and authorizations of, and notices to, governmental authorities and third parties relating to, the Stock Sale Agreement and related matters;
•	its engagement of brokers, investment bankers or financial advisors; and
•	accuracy of information supplied by MRGA in connection with this proxy statement.

      Covenants of ECDV

     ECDV has agreed to a number of covenants that it must comply with between the date of the Stock Sale Agreement and the date of the closing of the MRG asset sale or the termination of the Stock Sale Agreement. Those covenants include, without limitation, the following:

•	ECDV will not (i) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, (ii) enter into, terminate or amend any material contract, (iii) incur any material liability, (iv) permit the asset to be sold to become subject to any encumbrance or (v) sell, transfer, lease, license or otherwise dispose of any of those assets or our intellectual property;
•	ECDV will not adopt a plan of complete or partial liquidation or dissolution.
•	ECDV will not adopt a plan of complete or partial merger, consolidation, restructuring, recapitalization or other reorganization; provided, that ECDV may adopt a plan of merger for the sole purpose of the sale of ECDV as a corporate shell and without any of the assets to be sold to MRGA, provided such plan includes the consummation of the transactions in accordance with the terms of the Stock Sale Agreement and ECDV demonstrates that such plan will not delay either the solicitation of proxies in favor of, nor the consummation, of the transactions contemplated by the Stock Sale Agreement;
•	ECDV will file for MRG, on a timely basis, with appropriate taxing authorities all tax returns required to be filed by it prior to the closing date and timely pay all taxes related thereto;
•	ECDV will not take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the closing set forth in the agreement not being satisfied, or would make any representation or warranty of ECDV contained in the Stock Sale Agreement inaccurate in any respect at, or as of any time prior to, the closing date, or that would materially impair the ability of MRGA, ECDV to consummate the closing in accordance with the terms of the Stock Sale Agreement or materially delay the consummation of the transactions contemplated by the Stock Sale Agreement; and
•	ECDV will not enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing.

      No Solicitation

     ECDV agreed that neither it nor any affiliate would, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than MRGA or any of its affiliates or representatives) concerning any alternative acquisition proposal. Furthermore, ECDV agreed not to approve or recommend, or propose to approve or recommend any alternative acquisition proposal, or enter into any agreement with respect to any alternative acquisition proposal. ECDV must immediately notify MRGA of the existence of any alternative proposal or inquiry received by ECDV or its representatives. Additionally, ECDV is required to immediately communicate to MRGA the terms of any proposal or inquiry which may be received (and provide to MRGA copies of any written materials received by ECDV in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry.

     Neither the Board of Directors of ECDV nor MRG is permitted to (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to MRGA, the approval by its Board of Directors of the Stock Sale Agreement or the transactions contemplated thereby or the recommendation to the stockholders of ECDV, (ii) approve or recommend or propose to approve or recommend, any alternative acquisition proposal or (iii) authorize ECDV to enter into any agreement (other than pursuant to the Stock Sale Agreement) with respect to any alternative acquisition proposal.

     However, ECDV may engage in discussions with third parties for the sole purpose of the sale of ECDV as a corporate shell, but without MRG and the MRG assets to be sold to MRGA, provided the terms would include the consummation of the MRG sale transaction in accordance with the terms of the Stock Sale Agreement and ECDV demonstrates that such transaction will not delay either the solicitation of proxies in favor of the transactions, or the consummation of the transactions, contemplated in the Stock Sale Agreement.

      Conditions to Closing

     The Stock Sale Agreement contains a number of conditions to the obligations of the parties to consummate the MRG sale transaction. Neither party is obligated to close if the approval of the stockholders of ECDV is not obtained at the Special Meeting or any postponement, adjournment or continuation thereof.

     MRGA will not be required to Sale the MRG asset from ECDV pursuant to the Stock Sale Agreement under certain specified circumstances. For example, MRGA will not be required to purchase MRG from ECDV if there is any threatened or pending suit, action or proceeding by any governmental entity affecting MRGA’s ability to exploit the MRG asset proposed to be sold or seeking to preclude consummation of the MRG sale transaction. Furthermore, ECDV and MRG must have obtained all consents and approvals of any person necessary to the consummation of the closing. If any material adverse change (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of MRG taken as a whole or on MRGA’s ability to exploit the MRG asset proposed to be sold has occurred, MRGA will have the right not to consummate the MRG sale transaction. All of the representations and warranties of ECDV set forth in the Stock Sale Agreement that are qualified as to materiality must be true and complete in all respects and any such representations and warranties that are not so qualified must be true and complete in all material respects, in each case as of the date of the Stock Sale Agreement and as of the closing date. Additionally, neither ECDV nor MRG shall have failed to perform in any material respect any material obligation or to comply in any material respect with any of its respective agreement or covenant to be performed or complied with by it under the Stock Sale Agreement. As the foregoing conditions are for the sole benefit of MRGA may waive, in whole or in part, any of those conditions at any time and from time to time in its sole discretion.

     The obligations of ECDV to consummate the sale of MRG pursuant to the Stock Sale Agreement are also subject to the satisfaction on or prior to the closing date of certain conditions, including that all of the representations and warranties of MRGA set forth in the Stock Sale Agreement that are qualified as to materiality are true and complete in all respects and any such representations and warranties that are not so qualified will be true and complete in all material respects, in each case as of the date of the Stock Sale Agreement and as of the closing date and MRGA shall have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under the Stock Sale Agreement.

     No federal or state regulatory approval is required in order to consummate the MRG sale transaction.

      Termination of Agreement

     The MRG asset sale transaction may be terminated or abandoned at any time prior to the closing date:

•	By the mutual written consent of ECDV and MRGA.
•	By either ECDV or MRGA if any governmental entity issues a final and non-appealable order, decree or ruling or takes any other action which permanently restrains, enjoins or otherwise prohibits the MRG asset sale transaction.
•	By ECDV or MRGA if the other has breached in any material respect any of its respective representations, warranties, covenants or other agreements contained in the Stock Sale Agreement, which breach cannot be or has not been cured within 30 days after written notice of such breach.
•	By ECDV or MRGA on or after June 30, 2008, if the closing has not occurred by that date and if the failure of the closing to occur is not the result of a breach of a representation, warranty or covenant by the party desiring to terminate the Stock Sale Agreement.

     If the Stock Sale Agreement is terminated after the Special Meeting and stockholder approval is not obtained at the Special Meeting, ECDV is required to reimburse MRGA for all out-of-pocket expenses incurred by MRGA in connection with the asset sale transaction. However, if ECDV uses its best efforts to secure stockholder approval, it will not be responsible for reimbursing those expenses.

      Indemnification

     ECDV and MRG are required to jointly and severally indemnify, defend and hold harmless MRGA and Certain Affiliated Persons thereof from and against and in respect of losses:

•	that arise out of any breach by ECDV of its representations and warranties contained in or made pursuant to the Stock Sale Agreement;
•	that arise out of any breach by ECDV or MRG of its covenants or agreements contained in or made pursuant to the Stock Sale Agreement;
•	related to liabilities agreed to be assumed by MRGA and
•	that arise from the failure to obtain any required consent with respect to the assignment of the contracts to be assumed by MRGA in connection with the asset sale transaction.

     Neither ECDV nor MRG will be liable for any losses resulting from a breach of its responsibilities or warranties described above.

      Transfer Taxes

     ECDV may pay for transfer taxes, if applicable, incurred with respect to the transfer by ECDV to MRGA of tangible personal property having a fair market value of up to $20,000. To the extent that such taxes are paid by ECDV, MRGA will reimburse ECDV for such transfer taxes within ten business days of MRGA’s receipt of notice and proof of payment from ECDV.

      Vote Required

     The approval of the sale of assets of ECDV requires the affirmative vote of a majority of the outstanding shares of common and preferred stock at the close of business on the record date for the Special Meeting.

      THE BOARD OF DIRECTORS OF EAST COAST DIVERSIFIED CORP. HAS DEEMED THE SALE OF MRG, ECDV’s WHOLLY-OWNED SUBSIDIARY, TO BE IN THE BEST INTERESTS OF THE STOCKHOLDERS OF ECDV AND ADVISABLE AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SALE OF MRG TO MRGA PURSUANT TO THE STOCK SALE AGREEMENT.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information (except as otherwise indicated by footnote) as to shares of common stock owned as of February 20, 2008 or which can be acquired within sixty days of February 20, 2008 by (i) each person known by management to beneficially own more than five percent (5%) of ECDV’s outstanding common stock, (ii) each of ECDV’s directors, and officers, (iii) all executive officers and directors as a group. On February 20, 2008 there were 8,816,216 shares of common and 167,650 of convertible preferred stock outstanding. None of the common stock underlying the convertible preferred stock can be acquired within sixty days from giving notice to the Company.

Title of Class	Name and Address of Beneficial Owner	Beneficial Owner of Common Stock	Percent of Class	Beneficial Owner of Preferred Stock (1)	Percent of Class
Common Stock	Richard Margulies, CEO, President and Director 2090 Oaktree Road, Suite 14 Edison, NJ 08820	1,550,000 shares	17.58%	78,700	46.94%
Common Stock	Frank Rovito, CFO and Director 2090 Oaktree Road, Suite 14 Edison, NJ 08820	620,000 shares	7.03%	3,050	1.82%
Common Stock	Aaron Goldstein, Vice-President and Director 1475 West Cypress Road, Suite 202 Ft. Lauderdale, FL 33309	1,550,000 shares	17.58%	78,700	46.94%
Common Stock	All officers and directors as a group (3 people)	3,720,000 shares	42.19%	160,450	95.70%

(1) Based up 167,650 issued and outstanding Preferred Stock, which holders have have 100 votes on all matters submitted to a vote of shareholders. The holders of the Prferred Stock have the right to convert each Preferred Stock into 100 shares of common stock of ECDV.

AVAILABLE INFORMATION AND FINANCIAL STATEMENTS

     ECDV’s financial statements included in ECDV’s Annual Report on Form 10KSB for the fiscal year ended April 30, 2007 filed with the Securities and Exchange Commission on August 28, 2007 and ECDV’s Quarterly Report for the period ended October 31, 2007 filed with the Securities and Exchange Commission on December 19, 2007 are being mailed with this Proxy Statement as Annex B. If you do not receive your copy of the audited financial statements, or if you wish to receive other filings ECDV has made with the Securities and Exchange Commission, please contact East Coast Diversified Corp. 1475 West Cypress Road, Suite 202, FT. Lauderdale, FL 33309, Attention: Richard J. Margulies. You may read and copy any materials ECDV files with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. ECDV’s public filings can also be found on the website of the Securities and Exchange Commission (www.sec.gov).

OTHER BUSINESS

     The Board of Directors does not know of any business to be presented at the Special Meeting other than the matters set forth above, but if other matters came before the Special Meeting, it is the intention of the proxies to vote in accordance with their best judgment on such matters.

DATED:____________ ______, 2008	BY ORDER OF THE BOARD OF DIRECTORS
Richard J. Margulies
Chairman of the Board

ANNEX A
STOCK SALE AGREEMENT, filed herewith

ANNEX B
ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED APRIL 30, 2007, filed herewith

ANNEX C
QUARTERLY REPORT ON FORM 10-QSB FOR THE PERIOD ENDED JANUARY 31, 2008, filed herewith

☐	Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

The board of directors recommends a vote FOR the proposal described under proposal 1.
		For	Against	Abstain
1.	To approve the sale of Miami Renaissance Group, Inc., a wholly-owned subsidiary of East Coast Diversified Corp., representing substantially all of the assets of ECDV, to MRG Acquisition Corp. pursuant to the Stock Sale Agreement.	☐	☐	☐
For planning purposes, please mark this box if you plan to attend the Special Meeting:	☐

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as your name appears herein. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officers and affix corporate seal. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

      PROXY — EAST COAST DIVERSIFIED CORP.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ___, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard J. Margulies as proxy and attorney-in-fact of the undersigned, with full power of substitution, to represent and vote, as designated below, all shares of common stock of East Coast Diversified Corp. (“ECDV”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of ECDV to be held on ___, ___, 2008 at 4:00 p.m. at __________________ ________________________________________________, and at any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE RETURN PROMPTLY IN ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.